Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. 333-274251 and 333-272082 on Form S-1, Registration Statement Nos. 333-268764 and 333-292112 on Form S-3 and Registration Statement Nos. 333-265496 and 333-257868 on Form S-8 of TransCode Therapeutics, Inc. of our report dated December 23, 2025, relating to the financial statements of ABCJ, LLC appearing in this Current Report on Form 8-K/A (Amendment No. 3) dated December 23, 2025.

/s/ Deloitte Touche Tohmatsu

Hong Kong, the People’s Republic of China

December 23, 2025